As filed with the Securities and Exchange Commission on January 28, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEQUENOM, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	77-0365889
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court
San Diego, California 92121
(858) 202-9000
(Address Of Principal Executive Offices)

1999 Stock Incentive Plan
1999 Employee Stock Purchase Plan
(Full Title Of The Plan)

Antonius Schuh, Ph.D.
President and Chief Executive Officer
Sequenom, Inc.
3595 John Hopkins Court
San Diego, California 92121
(858) 202-9000
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:

D. Bradley Peck, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Stock Options and Common Stock, par value $.001	1,969,790 shares	$1.72	$3,388,039	$312

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s shares of outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the “Securities Act”). The price per share and aggregate offering price are based upon the average of the high and low sales prices of Registrant’s Common Stock on January 27, 2003, as reported on the Nasdaq National Market, for shares issuable under the Registrant’s 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan. The following chart shows the calculation of the registration fee.

Plan	Number of Shares to be Offered	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable under the 1999 Stock Incentive Plan	1,575,832	$1.72	$2,710,431

Common Stock issuable under the 1999 Employee Stock Purchase Plan	393,958	$1.72	$677,608

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of Registration Statement on Form S-8 No. 333-95797 filed with the Securities and Exchange Commission on January 31, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	Sequenom, Inc. 1999 Stock Incentive Plan, as amended (1)

99.2	1999 Employee Stock Purchase Plan (1)

99.3	1999 Stock Incentive Plan Form of Notice of Grant of Stock Option (1)

99.4	1999 Stock Incentive Plan Form of Stock Option Agreement (1)

99.5	Addendum to Stock Option Agreement (2)

99.6	Addendum to Stock Option Agreement—LSAR (2)

99.7	Salary Investment Option Grant Election (2)

99.8	Notice of Grant Under Salary Investment Program (2)

99.9	Salary Investment Stock Option Agreement (2)

99.10	Stock Issuance Agreement (2)

99.11	Addendum to Stock Issuance Agreement (2)

99.12	Notice of Grant – Non-Employee Director – INITIAL Grant (2)

99.13	Notice of Grant – Non-Employee Director – ANNUAL Grant (2)

99.14	Automatic Stock Option Agreement (2)

99.15	Director Fee Election (2)

99.16	Notice of Grant of Non-Employee Director Under Director Fee Program (2)

99.17	Director Fee Stock Option Agreement (2)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-91665) filed on November 24, 1999 and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-95797) filed on January 31, 2000 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 28, 2003.

SEQUENOM, INC.

By:	/s/ Antonius Schuh
Antonius Schuh, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints STEPHEN L. ZANIBONI and ANTONIUS SCHUH, PH.D. and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Antonius Schuh Antonius Schuh, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2003

/s/ Stephen L. Zaniboni Stephen L. Zaniboni	Chief Financial Officer (Principal Financial and Accounting Officer)	January 28, 2003

/s/ Charles Cantor Charles Cantor, Ph.D.	Chief Scientific Officer and Director	January 28, 2003

Helmut Schühsler, Ph.D.	Chairman of the Board of Directors

Ernst-Gunter Afting, Ph.D., M.D.	Director

/s/ Michael Fitzgerald Michael Fitzgerald, LL.B., LL.M	Director	January 28, 2003

/s/ Harry F. Hixson, Jr. Harry F. Hixson, Jr.	Director	January 28, 2003

John E. Lucas	Director

/s/ Kris Venkat Kris Venkat, Ph.D.	Director	January 28, 2003

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages of this Registration Statement

99.1	Sequenom, Inc. 1999 Stock Incentive Plan, as amended (1)

99.2	1999 Employee Stock Purchase Plan (1)

99.3	1999 Stock Incentive Plan Form of Notice of Grant of Stock Option (1)

99.4	1999 Stock Incentive Plan Form of Stock Option Agreement (1)

99.5	Addendum to Stock Option Agreement (2)

99.6	Addendum to Stock Option Agreement—LSAR (2)

99.7	Salary Investment Option Grant Election (2)

99.8	Notice of Grant Under Salary Investment Program (2)

99.9	Salary Investment Stock Option Agreement (2)

99.10	Stock Issuance Agreement (2)

99.11	Addendum to Stock Issuance Agreement (2)

99.12	Notice of Grant – Non-Employee Director – INITIAL Grant (2)

99.13	Notice of Grant – Non-Employee Director – ANNUAL Grant (2)

99.14	Automatic Stock Option Agreement (2)

99.15	Director Fee Election (2)

99.16	Notice of Grant of Non-Employee Director Under Director Fee Program (2)

99.17	Director Fee Stock Option Agreement (2)

(1)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (No. 333-91665) and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (No. 333-95797) filed on January 31, 2000 and incorporated herein by reference.